Exhibit 24.a



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 1994 included in Freeport-McMoRan Copper & Gold Inc's (the Company's) Form 8-K dated March 2, 1994 and our reports dated January 26, 1993 incorporated by reference in the Company's Form 10-K for the year ended December 31, 1992, and to all references to our firm included in this registration statement.



                                     /s/ Arthur Anderson & Co.
                                       Arthur Anderson & Co.




New Orleans, Louisiana
March 4, 1994